UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 14, 2005
LaCROSSE FOOTWEAR, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	0-23800	39-1446816
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)
18550 NE Riverside Parkway, Portland, Oregon 97230
(Address of principal executive offices, including zip code)
(503) 776-1010
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
The disclosures contained under Items 1.02 and 2.03 below are incorporated into this Item 1.01 by reference.
ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.
In connection with the newly executed lease described under Item 2.03 below, LaCrosse Footwear, Inc., a Wisconsin corporation (the “Company”), Danner, Inc. , a Wisconsin corporation and wholly-owned subsidiary of the Company (“Danner”), and ProLogis, a Maryland Real Estate Investments Trust, have entered into a Lease Termination Agreement, dated October 17, 2005. The Lease Termination Agreement terminates the current Multi-Tenant Industrial Triple Net Lease, originally dated August 2000, between Danner and ProLogis with respect to 55,094 square feet of office/warehouse space located in Portland, Oregon. The lease termination is effective upon the earlier of (i) the date Danner fully vacates and surrenders the entire premises under the lease, and (ii) forty-five (45) days following the “Possession Date” of the premises under the new lease described in Item 2.03 below.
A copy of the Lease Termination Agreement is attached as Exhibit 10.1 to this report and is incorporated herein. The foregoing description of the Lease Termination Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.
ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
On October 17, 2005, the Company announced that it has signed a Single-Tenant Industrial Triple Net Lease (the “Lease”) with ProLogis for the occupancy of a newly constructed 144,690 square foot building in Portland, Oregon. The building is expected to house the Company’s corporate headquarters and distribution center for its Danner line of footwear products. The parties executed the Lease on October 14, 2005, with an effective date of October 1, 2005. A copy of the press release announcing the Lease is attached to this report as Exhibit 99.
The term of the Lease and occupancy is expected to commence on or about June 1, 2006. The monthly base rent is scheduled for 120 months from the commencement of the Lease as follows:

Months	Monthly Base Rent
1-24	$77,372.29
25-48	$80,759.78
49-72	$84,316.86
73-96	$88,051.79
96-120	$91,973.47
The monthly base rent is subject to certain adjustments as provided in the Lease.
The addendum to the Lease provides the Company with an option to extend the term for one five-year period. The addendum also provides the Company with a one-time option to terminate the Lease after eighty-four (84) months of occupancy, provided the Company is not then in default under the Lease. Should the Company choose to exercise this termination option, it must pay a fee to ProLogis equal to three months’ base rent plus certain other variable amounts as further described in the addendum to the Lease.
A copy of the Lease (including addendum) is attached as Exhibit 10.2 to this report and is incorporated herein. The foregoing description of the Lease does not purport to be complete and is qualified in its entirety by reference to such exhibit.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
     (d) Exhibits.

Exhibit No.	Description
10.1	Lease Termination Agreement, by and among LaCrosse Footwear, Inc., Danner, Inc., and ProLogis, dated October 17, 2005.

10.2	Single-Tenant Industrial Triple Net Lease, by and between LaCrosse Footwear, Inc. and ProLogis, dated October 14, 2005.

99.1	LaCrosse Footwear, Inc. Press Release dated October 17, 2005, entitled “LaCrosse Footwear Announces Plans to Expand into New Corporate Headquarters and Distribution Center.”
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

LaCROSSE FOOTWEAR, INC.

Dated: October 20, 2005	By:	/s/ David P. Carlson

David P. Carlson
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Lease Termination Agreement, by and among LaCrosse Footwear, Inc., Danner, Inc., and ProLogis, dated October 17, 2005.

10.2	Single-Tenant Industrial Triple Net Lease, by and between LaCrosse Footwear, Inc. and ProLogis, dated October 14, 2005.

99.1	LaCrosse Footwear, Inc. Press Release dated October 17, 2005, entitled “LaCrosse Footwear Announces Plans to Expand into New Corporate Headquarters and Distribution Center.”

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